Exhibit 99.1

Preserver Group, Inc.
and Subsidiaries

Consolidated Financial Statements
and Supplementary Information
Year Ended December 31, 2005

Preserver Group, Inc.
and Subsidiaries

Consolidated Financial Statements
and Supplementary Information
Year Ended December 31, 2005

Preserver Group, Inc.

and Subsidiaries

Contents

Independent auditors’ report	3

Consolidated financial statements:
Balance sheet	4
Statement of operations and comprehensive income	5
Statement of changes in stockholders’ equity	6
Statement of cash flows	7
Notes to consolidated financial statements	8-39

Supplementary information:
Summary of investments – other than investments in related parties (Schedule I)	40
Supplementary insurance information (Schedule III)	41
Reinsurance (Schedule IV)	42
Consolidated supplementary property and casualty insurance information (Schedule VI)	43

Independent Auditors’ Report

To the Board of Directors and Stockholders of
     Preserver Group, Inc. and Subsidiaries

We have audited the consolidated balance sheet of Preserver Group, Inc. and subsidiaries as of December 31, 2005 and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the year then ended. Our audit also included the financial statement schedules listed in the accompanying index. These consolidated financial statements and the financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Preserver Group, Inc. and subsidiaries as of December 31, 2005 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the financial statement schedules referred to above when considered in relation to the basic consolidated financial statements taken together as a whole present fairly, in all material respects, the information set forth therein.

/s/ BDO Seidman, LLP

New York, New York

March 15, 2006

Preserver Group, Inc.

and Subsidiaries

Consolidated Balance Sheet

(000’s omitted, except share par value)

December 31, 2005
Assets
Investments available-for-sale, at fair value:
Fixed maturities (amortized cost of $129,514)	$125,706
Equity securities (cost of $84)	884
Mortgage loans (amortized cost of $17)	17
Cash and cash equivalents	5,352
Premiums receivable	28,767
Reinsurance recoverable on:
Paid losses and loss expenses	5,101
Unpaid losses and loss expenses	18,514
Deferred policy acquisition costs	13,140
Fixed assets, net	5,417
Prepaid reinsurance premiums	3,924
Deferred tax asset	8,636
Goodwill	1,424
Federal income tax recoverable	321
Other assets	3,222
$220,425
Liabilities and Stockholders’ Equity
Liabilities:
Unpaid losses and loss expenses	$93,623
Unearned premiums	42,573
Commissions payable	7,035
Accounts payable and accrued expenses	6,860
Long-term debt obligations	42,754
Total liabilities	192,845
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $.50 per share: authorized - 10,000 shares; issued and outstanding - 2,124 shares	1,062
Additional paid-in capital	888
Accumulated other comprehensive loss	(2,012)
Retained earnings	27,642
Total stockholders’ equity	27,580
$220,425

See accompanying notes to consolidated financial statements.

Preserver Group, Inc.

and Subsidiaries

Consolidated Statement of Operations and

Comprehensive Income

(000’s omitted)

Year ended December 31, 2005
Revenues:
Insurance premiums (net of ceded premiums of $14,341)	$81,461
Net investment income	5,221
Realized losses on sales of investments	(22)
Other revenues	881
Total revenues	87,541
Losses and expenses:
Insurance losses and loss expenses incurred (net of ceded losses of $5,536)	44,765
Operating expenses	36,644
Settlement and curtailment of pension plan	10,720
Interest expense	3,698
Total losses and expenses	95,827
Loss before benefit for Federal income taxes	(8,286)
Benefit for Federal income taxes	6,253
Net loss	(2,033)
Other comprehensive income, net of tax:
Unrealized holding losses on securities available-for-sale	(1,207)
Reclassification adjustment for losses included in earnings	15
Adjustment for minimum pension liability	5,287
Comprehensive income	$2,062

See accompanying notes to consolidated financial statements.

Preserver Group, Inc.

and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity

(000’s omitted)

	Common stock			Accumulated other
	Number of		Additional	comprehensive	Retained
Year ended December 31, 2005	shares	Amount	paid-in capital	loss	earnings	Total
Balance, December 31, 2004	2,124	$1,062	$888	$(6,107)	$29,675	$25,518
Other comprehensive income	—	—	—	4,095	—	4,095
Net loss	—	—	—	—	(2,033)	(2,033)
Balance, December 31, 2005	2,124	$1,062	$888	$(2,012)	$27,642	$27,580

See accompanying notes to consolidated financial statements.

Preserver Group, Inc.

and Subsidiaries

Consolidated Statement of Cash Flows

(000’s omitted)

Year ended December 31, 2005
Cash flows from operating activities:
Net loss	$(2,033)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of fixed assets	1,892
Amortization of bond discount	1,068
Loss on sale of investments	22
Minimum pension liability loss recognized	8,011
Change in assets and liabilities:
Premium receivable	4,036
Deferred policy acquisition costs	1,540
Prepaid reinsurance premium	878
Federal income tax - current liability	(2,419)
Federal income tax - deferred liability	(2,939)
Federal income tax recoverable	(321)
Reinsurance recoverable	6,137
Other assets	(434)
Unpaid loss and loss expenses	(17,020)
Unearned premium	(7,244)
Commission payable	(1,073)
Other liabilities	(2,869)
Net cash used in operating activities	(12,768)
Cash flows from investing activities:
Sale of investments	33,329
Purchase of investments	(24,617)
Purchase of fixed assets	(3,127)
Net cash provided by investing activities	5,585
Net decrease in cash and cash equivalents	(7,183)
Cash and cash equivalents, beginning of year	12,535
Cash and cash equivalents, end of year	$5,352
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$3,717
Income taxes refund	(304)

See accompanying notes to consolidated financial statements.

Preserver Group, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

(000’s omitted)

1.                                      Nature of Operations

The consolidated financial statements of Preserver Group, Inc. (the “Company”) include its accounts and those of its wholly-owned subsidiary companies. The Company’s insurance subsidiaries, Preserver Insurance Company (“Preserver”), Mountain Valley Indemnity Company (“Mountain Valley”) and North East Insurance Company (“North East”) are collectively referred to as the “Insurance Companies.”

The Company is a New Jersey corporation which owns the Insurance Companies. The Insurance Companies engage in property and casualty insurance, principally small commercial, private passenger automobile and homeowners’ insurance, produced by independent agents. The Company generates substantially all of its revenues from its insurance operations.

Preserver writes insurance in New Jersey, New Hampshire and in Pennsylvania. Mountain Valley writes insurance in Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. North East writes insurance in Maine and New York.

Motor Club of America Insurance Company (“Motor Club”) primarily wrote insurance in the State of New Jersey. In July 2001, Motor Club was placed under administrative supervision by the New Jersey Department of Banking and Insurance (“NJDOBI”). In February 2004, Motor Club announced that it was withdrawing from the New Jersey Private Passenger Automobile Market and began non-renewing policies effective May 6, 2004. Its last policy expired on May 5, 2005. Effective May 7, 2005, Motor Club merged with Preserver, with Preserver being the surviving entity. The merger was approved by the NJDOBI on April 29, 2005.

2.                                      Summary of Significant Accounting Policies

(a)                               Principles of Consolidation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States and reflect the consolidated accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

(b)                               Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America that differ from statutory accounting practices prescribed or permitted for insurance companies by regulatory authorities.

(c)                                Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes.  Such estimates and assumptions could change in the future, as more information becomes known which could impact the amounts reported and disclosed herein.

(d)                               Investments

All of the Company’s fixed maturity and equity securities are classified as available-for-sale securities, and are stated at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity, net of applicable deferred taxes.

The Company does not invest in, hold or issue any derivative financial instruments.

Premium and discount amounts are amortized into income based on the stated contractual lives of the securities. The Company recognizes income for the mortgage-backed and asset-backed bond portion of its fixed maturity securities portfolio using the constant effective yield method.

Net investment income, consisting of interest and dividends, net of investment expense, is recognized when earned. Realized gains and losses on investments are recognized when investments are sold or redeemed on a specific identification basis.

(e)                                Cash and Cash Equivalents

Cash equivalents are carried at cost, which approximates their fair values. It consists of money market accounts and securities maturing within 90 days of purchase.

(f)                                   Insurance Premiums

Insurance premiums are recorded to income using the daily pro rata method over the terms of the policies. Insurance policies generally are for terms of one year.

(g)                               Deferred Policy Acquisition Costs

Deferred policy acquisition costs are costs that vary with and are primarily related to the production of new and renewal business. Such costs include commissions, premium taxes and certain underwriting and policy issuance costs which are deferred when incurred and amortized as expenses as the related written premiums are earned. Deferred policy acquisition costs are evaluated to determine if recorded amounts exceed estimated recoverable amounts after allowing for anticipated investment income. Premium deficiency, if any, is recorded as amortization of deferred policy acquisition costs.

(h)                               Other Revenues

Other revenues consist principally of interest on mortgage loans and servicing fees from motor club membership fees, which are earned when services are rendered.

(i)                                  Losses and Loss Expenses

The estimated liability for losses is based on (1) the accumulation of cost estimates for unpaid losses reported prior to the close of the accounting period; and (2) estimates of incurred but not reported losses based upon past experience; less (3) estimates of anticipated salvage and subrogation recoveries. In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that may cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with reinsurers.

This liability is subject to the impact of future changes in claims severity and frequency, as well as numerous other factors. Management believes that the liability for losses and loss expenses is adequate, but the ultimate net cost of settling this liability may vary from the estimated amounts. Accordingly, these estimates are continually reviewed and adjustments, if any, are reflected in current operations.

The liability for loss expenses (“LAE”) is based on estimates of expenses to be incurred in the settlement of claims.

(j)                                   Reinsurance

The Insurance Companies assume and cede reinsurance and participate in State reinsurance pools. Amounts recoverable from reinsurers are estimated in a manner consistent with the liability for unpaid losses and loss expenses associated with the reinsured policies. Reserves for losses and loss expenses and unearned premiums ceded to reinsurers have been reported as assets in the consolidated balance sheets. Amounts shown in the accompanying consolidated statements of operations and comprehensive income for earned premiums, losses and LAE and the related underwriting expenses include both direct business and reinsurance assumed and are presented net of reinsurance ceded.

(k)                               Fixed Assets

Depreciation on leasehold improvements is computed using the straight-line method over the lease term. Depreciation on furniture and fixtures, technology investments and other equipment is computed using the straight-line method over the estimated useful lives, ranging from three to twenty years.

Expenditures for major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to income as incurred. When fixed assets are retired, or otherwise disposed of, the cost thereof and related accumulated depreciation are eliminated from the accounts. Any gain or loss on disposal is credited or charged to operations.

(l)                                  Income Taxes

The Company accounts for income taxes using the liability method.  Accordingly, deferred tax, assets and liabilities are recognized for the future tax consequences attributable to the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates expected to apply in the years in which the differences are expected to reverse.

(m)                             Goodwill

The Company’s acquisition of North East in September 1999 resulted in goodwill of $1,615. The goodwill at December 31, 2005 is $1,424.

The Company performs an annual impairment analysis to identify potential goodwill impairment and measure the amount of a goodwill impairment loss to be recognized (if any). This annual test is performed at December 31 of each year or more frequently if events or circumstances change that require the Company to perform the impairment analysis on an interim basis. Goodwill impairment testing requires the evaluation of the estimated fair value of each reporting unit to its carrying value, including the goodwill. An impairment charge is recorded if the carrying amount of the reporting unit exceeds its estimated fair value. As a result of the impairment analysis, no change in the carrying amount of goodwill was recorded by the Company for the year ended December 31, 2005.

(n)                               Comprehensive Income

Comprehensive income consists of net income, the unfunded accumulated benefit obligation in excess of plan assets (“minimum pension liability”) and net unrealized investment gains or losses on available-for-sale securities and is presented separately in Note 14. These amounts are reported net of deferred income taxes.

(o)                               Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, premium receivables, accounts payable and notes payable approximate those assets and liabilities fair values due to the short-term nature of the instruments. The fair value of investments and convertible subordinated debentures are addressed in the related footnotes.

(p)                               New Accounting Pronouncements

In November 2005, the Financial Accounting Standards Board (the “FASB”) issued FASB Staff Position (“FSP”) FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments” (“FSP 115-1”), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and how to measure such impairment loss. FSP 115-1 also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 supersedes Emerging Issues Task Force (“EITF”) Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-1”) and EITF Topic D-44, “Recognition of Other-Than-Temporary Impairment on the Planned Sale of a Security Whose Cost Exceeds Fair Value” (“Topic D-44”) and nullifies the accounting guidance on the determination of whether an investment is other-than-temporarily impaired as set forth in EITF 03-1. FSP 115-1 is required to be applied to reporting periods beginning after December 15, 2005. It is not expected to have a material impact on the Company’s consolidated financial statements in the coming year.

In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), “Share-Based Payment”, which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”. Statement 123(R) supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and amends FASB Statement No. 95, “Statement of Cash Flows”. Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. In April 2005, the SEC amended the compliance dates for Statement 123(R) from fiscal periods beginning after June 15, 2005 to fiscal years beginning after December 15, 2005. It is not expected to have an impact on the Company’s consolidated financial statements in the coming year.

In May 2005, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion No. 20 and SFAS No. 3 (“SFAS No. 154”). The statement is a result of a broader effort by the FASB to converge standards with the International Accounting Standards Board (“IASB”). The statement requires retrospective application to prior periods’ financial statements for a voluntary change in accounting principle unless it is impracticable. It also requires that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate rather than a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS No. 154 did not have and is not expected in the coming year to have a material impact on the Company’s consolidated financial statements.

In March 2005, the FASB issued FAS FSP FIN 46(R)-5, “Implicit Variable Interests Under FASB Interpretation No. 46(R)” (“FSP FIN 46(R)-5”), which requires an enterprise to consider whether it holds an implicit variable interest in a Variable Interest Entity (“VIE”) and what effect this may have on the calculation of expected losses and residual returns of the VIE and the determination of which party, if any, is considered the primary beneficiary of the VIE. FSP FIN 46(R)-5 was effective for the first reporting period beginning after March 3, 2005 and did not have an impact on the Company’s financial condition or results of operations.

3.                                      Investments

The amortized cost and fair value of investments are as follows:

December 31, 2005	Gross amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Fixed maturities:
U.S. Government securities	$36,001	$30	$(1,505)	$34,526
Mortgage and asset-backed securities	46,201	61	(1,346)	44,916
Corporate securities	38,021	101	(1,096)	37,026
Municipal securities	9,291	47	(100)	9,238
Total fixed maturities	129,514	239	(4,047)	125,706
Equity securities	84	800	—	884
Mortgage loans	17	—	—	17
	$129,615	$1,039	$(4,047)	$126,607

The amortized cost and fair value of investments in fixed maturity securities at December 31, 2005, by contractual maturity, are as follows:

	Amortized cost	Fair value
Due in one year or less	$15,373	$15,268
Due after one year through five years	32,114	31,422
Due after five years through ten years	39,282	37,251
Due after ten years	42,745	41,765
Total	$129,514	$125,706

The above maturity tables include mortgage-backed and asset-backed securities, which were classified based on the contractual lives of the securities. Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Proceeds from the sale of available-for-sale fixed maturity investments for the year ended December 31, 2005 was $33,329.

Net investment income by category of investments consisted of the following:

Year ended December 31, 2005
Fixed maturities	$5,177
Other principally short-term investments	338
Total investment income	5,515
Investment expenses	(294)
Net investment income	$5,221

At December 31, 2005, fixed maturity investments of $5,513 were on deposit with the various states where the Insurance Companies conduct business.

Net unrealized losses on available-for-sale securities were as follows:

Year ended December 31, 2005
Fixed maturities	$(2,157)
Equity securities	350
Total net unrealized	(1,807)
Deferred income tax benefit	615
Net unrealized losses, net of deferred income tax	$(1,192)
Increase in net unrealized losses, net of deferred income tax	$345

At December 31, 2005, the Company evaluated the unrealized loss position for various securities and deemed them to be temporarily impaired. Positive evidence considered in reaching the Company’s conclusion that the investments in an unrealized loss position are not other-than-temporarily impaired consisted of: 1) there were no specific events related to the credit risk of the issuer which caused concerns; 2) there were no past due interest payments; 3) there has been a rise in market prices; 4) the Company’s ability and intent to retain the investment for a sufficient amount of time to allow an anticipated recovery in the market value; and 5) the Company also determined that the changes in market value were considered normal in relation to overall fluctuations in interest rates.

The following table represents the fair value and gross unrealized losses for securities where the estimated fair value had declined and remained below amortized cost by less than 12 months, or 12 months or more as of December 31, 2005:

Type of fixed	Less than 12 months		12 months or longer		Total
maturity investment	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
US government securities	$1,841	$(17)	$22,118	$(1,488)	$23,959	$(1,505)
Mortgage and asset backed securities	8,979	(217)	32,079	(1,129)	41,058	(1,346)
Corporate securities	3,573	(38)	26,470	(1,058)	30,043	(1,096)
Municipal securities	8,684	(85)	618	(15)	9,302	(100)
	$23,077	$(357)	$81,285	$(3,690)	$104,362	$(4,047)

4.                                      Fixed Assets

Fixed assets consist of the following:

December 31, 2005
Leasehold improvements	$228
Office furniture, fixtures and data processing equipment	11,411
11,639
Less: Accumulated depreciation and amortization	6,222
$5,417

Depreciation expense was $1,892 for the year ended December 31, 2005.

5.                                      Unpaid Losses and Loss Expenses

The following table provides a reconciliation of the beginning and ending balances for unpaid losses and loss expenses for 2005:

December 31, 2005
Balance, January 1,	$110,643
Less: reinsurance recoverables	26,282
Net balance, January 1,	84,361
Incurred losses and loss expenses:
Provision for current year claims	43,730
Increase in provision for prior years’ claims	1,035
Total incurred losses and loss expenses	44,765
Payment for losses and loss expenses:
Payment on current year claims	(16,144)
Payment on prior years’ claims	(37,873)
Total payments for losses and loss expenses	(54,017)
Net balance, December 31,	75,109
Plus: Reinsurance recoverables	18,514
Balance, December 31,	$93,623

The Company’s liabilities for unpaid losses and loss expense, net of related reinsurance recoverables, at December 31, 2005 were increased by $1,035 for claims that had occurred for prior years.  The unfavorable development during 2005 is mainly attributable to workers’ compensation, private passenger automobile, and other liability lines of businesses offset by favorable development in auto physical damage, homeowners’, and commercial multi-peril lines of businesses.

No additional premiums have been accrued as a result of the increases to prior year unpaid losses and loss expense.

A decrease in anticipated salvage and subrogation of $750 is included in losses incurred for the year ended December 31, 2005.

6.                                      Reinsurance

Certain premiums and claims are assumed from and ceded to other insurance companies under various reinsurance agreements. Reinsurance contracts do not relieve the Insurance Companies from their obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Insurance Companies. Generally, Preserver and Mountain Valley reinsure all risks in excess of $300 for 2005 and prior for liability lines and property lines with the exception of workers’ compensation for which the retention up until July 1, 2005 was $150 and $300 thereafter. In addition, Preserver provides reinsurance through state reinsurance pools.

North East’s principal reinsurance protection is provided through a combined per risk excess of loss treaty and reinsures all risks in excess of a retention of $150.

The Company acquired Mountain Valley on March 1, 2000. All business prior to that date was retained by the former owner, Trinity Universal Insurance Company (“Trinity”), a subsidiary of Unitrin, Inc., through reinsurance.

Accordingly, as of March 1, 2000, Mountain Valley had and will continue to have no net unpaid loss and loss expense reserves for losses incurred before March 1, 2000. Reinsurance recoverables on unpaid loss and loss expenses due under the Trinity Quota Share were $1,556 at December 31, 2005. Mountain Valley is subject to credit risk should Trinity not be able to pay its obligations under the Trinity Quota Share. However, Trinity is presently rated A (excellent) by A.M. Best and had $1,153,960 in statutory surplus as of December 31, 2005. Thus, management believes that such credit risk is not material at this time.

Reinsurance recoverable on paid and unpaid loss and loss expenses includes amounts recoverable from the Unsatisfied Claim and Judgment Fund (“UCJF”) of the State of New Jersey, which pertains to New Jersey Personal Injury Protection claims in excess of Preserver’s statutory retention limit of $75,000. Reinsurance recoverable from the UCJF was $3,349 as of December 31, 2005.

The Insurance Companies also maintain additional reinsurance contracts for boiler and machinery coverages, commercial umbrella and workers’ compensation policies, catastrophe events and for certain risks that it underwrites which it does not believe are appropriate for coverage by its treaty reinsurance.

The Insurance Companies continually evaluate the financial condition of their reinsurers and monitor concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize their exposure to significant losses from future reinsurer insolvencies.

The effect of reinsurance on premiums written and earned is as follows:

December 31, 2005	Written	Earned
Direct	$88,537	$95,784
Assumed	16	18
Ceded	(13,459)	(14,341)
Net	$75,094	$81,461

The total amounts included in the accompanying consolidated financial statements for reinsurance are as follows:

December 31, 2005	Premiums written	Incurred losses and LAE	Unpaid losses and LAE	Prepaid premiums
Ceded to:
Employers Reinsurance Company	$9,837	$4,147	$7,322	$3,551
American Reinsurance Company	1,307	3,362	7,509	158
Trinity Universal Insurance Co.	—	(1,499)	1,555	—
NJ Mandatory Pools	238	(2,037)	1,001	—
Others	2,077	1,563	1,127	215
	$13,459	$5,536	$18,514	$3,924

7.                                      Long-Term Debt Obligations

Long-term debt obligations consist of the following:

December 31, 2005
Convertible senior debentures	$10,000
Notes payable	11,500
Convertible subordinated debentures	9,254
Junior subordinated debentures	12,000
$42,754

In September 1999, the Company issued $10,000 of Convertible Subordinated Debentures (“Debentures”), in one series, under a plan previously approved by its stockholders. The Debentures are due on September 23, 2009 and bear an interest rate of 8.44%, which was 2.5% over the London Interbank Offered Rate (“LIBOR”), fixed as of September 23, 1999, the date the series was issued. At each holder’s option, the Debentures are convertible at any time, in whole or in part, into 646 of the Company’s common shares at the applicable conversion price of $15.49 per share. Interest paid on the Debentures was $781 in 2005. After paydowns, all of the outstanding Debentures of $9,254 are now held by the Company’s 100% shareholders, a group which consists of three individuals (“Ownership Group”).

In February 2000, the Ownership Group extended unsecured debt financing (“Notes”) in the amount of $11,500 to the Company. The original maturity date was February 28, 2002; however, the Notes were amended twice to defer maturity. The first amendment effective February 28, 2003 extended the maturity to February 28, 2006 with an interest rate of 10.605%, and the second amendment effective May 28, 2005 extended the maturity to February 28, 2012 with an interest rate of 8.25%. Interest paid in 2005 was $1,060.

In October 2003, the Company issued $10,000 of Convertible Senior Debentures (“Senior Debentures”) to two members of the Ownership Group. At each holder’s option, the Senior Debentures are convertible at any time, in whole or in part, into 1,280 of Company’s common shares at the applicable conversion price of $7.75 per share.  The Senior Debentures mature October 30, 2023 and pay variable interest quarterly based on the three-month LIBOR, plus 600 basis points. The Senior Debentures had a weighted average interest rate of 9% and interest paid was $909 during 2005.

In May 2004, the Company issued $12,000 in Junior Subordinated Notes (“Junior Notes”) to Preserver Capital Trust I (the “Trust”), a subsidiary of the Company. At the same time, the Trust sold trust preferred securities using the Wilmington Trust Company as trustee. The Junior Notes are redeemable in whole or in part on any interest payment date subsequent to May 24, 2009. They bear interest at a three-month LIBOR rate plus 4.25%, with a cap of 12.50% through May 24, 2009. The Company incurred loan origination costs of $368 which are being amortized over the term of the Junior Notes. The Junior Notes had a weighted average interest rate of 8% and interest paid was $949 during 2005.

Future minimum principal payments for the long-term debt obligations are as follows:

Year ending December 31,
2006	$—
2007	—
2008	—
2009	9,254
Thereafter	33,500
$42,754

8.                                      Income Taxes

The Company and its insurance subsidiaries participate in a tax-sharing arrangement. Under this agreement, income taxes are allocated based upon separate return calculations with current credit for losses. Intercompany tax balances are settled annually.

Significant components of the benefit (provision) for income taxes  are as follows:

Year ended December 31, 2005
Total current benefit	$3,245
Total deferred benefit	3,008
Total benefit	$6,253

The net Federal income tax refund in 2005 was $(304). The provision for Federal income taxes has been determined on the basis of a consolidated return.

The reconciliation of income tax computed at the Company’s U.S. Federal statutory rate of 34% for income tax benefit is as follows:

Year ended December 31, 2005
Income tax benefit at prevailing corporate income tax rates applied to pretax income	$2,818
Increases in:
Tax-exempt interest	139
Net operating loss recaptured	3,245
Prior year adjustments	36
Other	15
Net income tax benefit	$6,253

Significant components of the Company’s net deferred tax assets as of December 31, 2005 are as follows:

December 31, 2005
Deferred tax assets:
Loss reserve discounting	$3,181
Unearned premium discount	2,644
Net operating loss carryforward	6,181
FASB 115	1,038
AMT credits	67
Other	265
Total deferred tax assets	13,376
Deferred tax liabilities:
Deferred acquisition costs	(4,468)
Salvage and subrogation discount	(234)
Other	(38)
Total deferred tax liabilities	(4,740)
Valuation allowance	—
Net deferred tax asset	$8,636

The Company has $18,180 of regular tax loss carryforwards which will expire through 2023. The Company’s alternative minimum tax credit carryforward for income tax purposes of $67 has no expiration date.

Management periodically evaluates the reliability of its net deferred tax asset and adjusts the level of the valuation allowance if it is deemed more likely than not that all or a portion of the asset is not realizable. As of December 31, 2005, the Company has determined that no valuation allowance is required.

9.                                      Stockholders’ Equity

The Insurance Companies prepare their statutory financial statements in accordance with accounting practices prescribed or permitted by the respective Departments of Insurance in which they are domiciled (“SAP”).

Prescribed SAP includes a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted SAP encompass all other accounting policies allowed by various departments of insurance.

The consolidated financial statements of the Company’s insurance subsidiaries have been prepared in accordance with GAAP, which differ in certain respects from SAP.

The principal differences relate to (1) acquisition costs incurred in connection with acquiring new business are charged to expense under SAP but under GAAP are deferred and amortized as the related premiums are earned; (2) anticipated salvage and subrogation recoveries which have not been credited to losses incurred for SAP; (3) limitations on net deferred tax assets created by the tax effects of temporary differences; (4) unpaid losses and loss expense and unearned premium reserves are presented gross of reinsurance with a corresponding asset recorded; and (5) fixed maturity portfolios that qualify as available for sale are carried at fair value and changes in fair value are reflected directly in unassigned surplus, net of related deferred taxes.

\

As of and for the year ended December 31, 2005	Statutory surplus/ stockholders’ equity (deficit)	Net income (loss)
Combined statutory basis amounts:	$65,028	$6,315
Add (deduct):
Deferred acquisition cost	13,139	(1,540)
Federal income tax/deferred tax adjustment	(4,087)	614
Nonadmitted assets	88	—
Other, net	(1,989)	80
Anticipated salvage and subrogation	7,050	(750)
Schedule F penalty	199	—
Adjustment to record fixed maturities of insurance subsidiaries at fair value	(3,811)	—
Combined Insurance Companies GAAP basis amounts	75,617	4,719
GAAP basis amounts of Preserver Group, Inc.	(48,037)	(6,752)
Consolidated stockholders’ equity/net loss	$27,580	$(2,033)

Statutory basis surplus and statutory basis net income of each of the Insurance Companies are as follows:

	Statutory basis
As of and for the year ended December 31, 2005	Surplus	Net income
Preserver	$36,573	$3,537
Mountain Valley	11,962	270
North East	16,493	2,508
	$65,028	$6,315

10.                               Dividend Restrictions

The Insurance Companies are required by law to maintain certain minimum surplus on a statutory basis, and are subject to risk-based capital requirements and to regulations under which payment of a dividend from statutory surplus is restricted and may require prior approval of regulatory authorities. Applying the current regulatory restrictions as of December 31, 2005, and to the extent that statutorily defined surplus is available, $9,889 would be available for distribution to the Company without prior approval. Distribution by the Insurance Companies of the excess of GAAP stockholders’ equity over statutory capital and surplus to the Company is prohibited by law.

11.                               Risk-Based Capital

Insurance Companies are subject to certain risk-based capital (“RBC”) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a property and casualty insurance company is to be determined based on the various risk factors related to it. At December 31, 2005, each of the Insurance Companies met or exceeded its minimum RBC requirements.

12.                               Pension Plan

The Company maintains a defined contribution plan for substantially all employees. Employer contributions in the amount of $224 was made by the Company in 2005 for its employees and charged to expense.

The Company also maintains a non-qualified deferred compensation plan for certain executive employees. Employer contributions of a discretionary amount are made by the Company. Contributions during 2005 were minimal.

The Company had a noncontributory defined benefit plan (the “Plan”). The Company terminated the Plan effective October 31, 2004. During 2005, the Company received the necessary governmental approval for termination of the Plan and settled all pension plan liabilities resulting in a loss on curtailment of $10,720.

Net periodic pension cost for 2005 included the following components:

December 31, 2005
Interest cost	$618
Expected return on plan assets	(620)
Recognized loss	671
Net periodic cost	$669

Measurement of the Company’s benefit obligation and pension expense as of December 31, 2005 used the following assumptions:

December 31, 2005
Discount rate	5.75%
Expected return on plan assets	7.75%
Rate of compensation increase	N/A

A reconciliation of the changes in the Plan’s benefit obligations and fair value of assets during 2005 and a statement of the funded status of the Plan as of December 31, 2005 is as follows:

December 31, 2005
Change in benefit obligation:
Benefit obligation at January 1,	$12,038
Interest cost	618
Actuarial loss	2,478
Benefits paid	(4,285)
Other - annuities purchased	(10,849)
Benefit obligation at December 31,	$—
Change in plan assets:
Fair value of plan assets at January 1,	$8,106
Actual return on plan assets	411
Employer contribution	6,672
Benefits paid	(4,285)
Other - annuities purchased	(10,849)
Fair value of plan assets at December 31,	$55
Funded status at December 31,	$—
Unrecognized loss	—
Net amount recognized at December 31,	$—

Plan assets consisted of:

December 31, 2005
Cash and cash equivalents	$55

13.                               Post-Retirement Benefits

The Company currently provides certain life and health benefits to retired employees who had twenty-five or more years of service, subject to certain eligibility restrictions. These benefits consist of the payment of medical, life and dental premiums for the retired employees. The Company’s funding policy is to pay for the premiums currently; any future increases in the cost of these benefits will be borne by the retirees and not the Company.

On December 8, 2003, the Medicare Prescription Drug Improvement and Modernization Act of 2003 (the “Act”) was signed into law. The Act introduces a prescription drug benefit under Medicare (“Medicare Part D”) as well as a Federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. As of December 31, 2005, the Company had not made a final determination that the Plan provided a benefit that was the actuarial equivalent to Medicare Part D. Accordingly, no provision has been made in the accompanying financial statements for any benefit that may result under the new legislation.

Net periodic post-retirement benefit cost included the following components:

Year ended December 31, 2005
Service cost	$—
Interest cost	53
Amortization of transition obligation	28
Amortization of net loss	47
Net post-retirement expense	$128

Measurement of the Company’s benefit obligation and post-retirement benefit expense as of December 31 used the following assumptions:

December 31, 2005
Discount rate	5.25%
Health care cost trend rate	N/A
Expected return on assets	N/A
Average rate of increase in compensation	N/A

A reconciliation of the changes in the benefit obligations and fair value of assets during 2005 and a statement of the funded status is as follows:

December 31, 2005
Change in accumulated post-retirement benefit obligation:
Benefit obligation at January 1,	$982
Service cost	—
Interest cost	53
Employee contributions	121
Benefit paid	(195)
Actuarial gain	(146)
Benefit obligation at December 31,	$815

December 31, 2005
Change in plan assets:
Fair value of plan assets at January 1	$—
Company contribution	75
Employee contributions	121
Benefits paid	(196)
Fair value of plan assets at December 31,	$—
Funded status of the plan:
Benefit obligation less plan assets	$(815)
Unamortized transition obligation	193
Unamortized net loss	364
Net accrued liabilities	$(258)

The development of accrued liabilities is as follows:

December 31, 2005
Accrued benefit liability, beginning of year	$205
Net post-retirement expense	128
Employer benefit payments	(75)
Net amount recognized	$258

It is the policy of the Company that any future increase in the premium to provide life and health care benefits will be borne by the retirees and not the Company; as a result, there will be no increase in either the accumulated post-retirement benefit obligation or the service and interest cost components of net periodic post-retirement benefit cost related to a 1% increase in the health care trend rate.

The following is a summary of projected benefit payments in future years:

Year ending December 31,	Payments without Medicare Part D
2006	$76
2007	73
2008	69
2009	66
2010	69
2011-2014	315

14.          Comprehensive Income

Comprehensive income consisted of the following:

Year ended December 31, 2005
Net loss	$(2,033)
Other comprehensive income:
Unrealized gains on securities:
Unrealized during period (net of taxes of $622)	(1,207)
Reclassification adjustment for losses included in net income (net of taxes of $7)	15
Net unrealized losses	(1,192)
Minimum pension liability adjustment (net of taxes of $2,723)	5,287
Other comprehensive income	4,095
Comprehensive income	$2,062

15.          Segment Information

SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information,” requires that companies report certain information about their operating segments in the interim and annual financial statements, including information about the products and services from which revenues are derived, the geographic areas of operation and information regarding major customers. SFAS No. 131 defines operating segments based on internal management reporting and management’s decisions about assessing performance and allocating resources.

The Company considers the financial results of each of the individual Insurance Companies a separate segment:

Year ended December 31, 2005
Revenues:
Insurance Companies:
Preserver	$38,926
Mountain Valley	24,206
North East	23,735
Total Insurance Companies	86,867
Preserver Group, Inc.	674
Total consolidated group	$87,541

Year ended December 31, 2005
Net income from consolidated operations:
Insurance Companies:
Preserver	$2,884
Mountain Valley	(1,234)
North East	3,069
Total Insurance Companies	4,719
Preserver Group, Inc.	(6,752)
Total consolidated group	$(2,033)

A summary of the Company’s total assets by each segment follows:

December 31, 2005
Insurance Companies:
Preserver	$117,720
Mountain Valley	40,575
North East	38,677
Total Insurance Companies	196,972
Preserver Group, Inc.	23,453
Total consolidated group	$220,425

16.          Lease Obligations

The Company and its subsidiaries lease office space suitable to conduct its operations, including its home office in Paramus, New Jersey, and office facilities in Albany, New York, Bedford, New Hampshire and Scarborough, Maine under varying terms and expiration dates. These leases are considered operating leases for financial reporting purposes. Some of these leases have options to extend the length of the leases and contain clauses for cost of living, operating expense and real estate tax adjustments. Rental expense was $910 in 2005.

Future minimum lease payments (without provisions for sublease income) are as follows:

Year ending December 31,
2006	$812
2007	812
2009	812
2009	755
Thereafter	650

17.          Related Party Transactions

The Ownership Group owns 100% of the outstanding common stock of the Company at December 31, 2005. The Company paid directors fees’ of $321 during 2005 to the Ownership Group.

18.          Contingencies

The Company and its subsidiaries are parties to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business. The Company believes that the disposition of these matters will not have a material adverse effect on the financial position, the results of operations or cash flows of the Company.

Preserver Group, Inc.

and Subsidiaries

Summary of Investments - Other Than Investments

in Related Parties (Schedule I)

(000’s omitted)

			Amount at which shown
			in the balance
December 31, 2005	Cost*	Value	sheet
Fixed maturities:
Bonds:
United States governmental and governmental agencies and authorities	$36,001	$34,526	$34,526
States, municipalities and political subdivisions	9,291	9,238	9,238
Mortgage and asset-backed securities	46,201	44,916	44,916
All other corporate bonds	38,021	37,026	37,026
Total fixed maturities	129,514	125,706	125,706
Equity securities:
Common stock:
Insurance company	84	884	884
Other invested assets (approximates market value)	17	17	17
Total investments	$129,615	$126,607	$126,607

* Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments    and adjusted for amortization of premiums or accrual of discounts.

Preserver Group, Inc.

and Subsidiaries

Supplementary Insurance Information

(Schedule III)

(000’s omitted)

Year ended December 31, 2005 Segment		Reserves for
		losses and				Losses and	Amortization
	Deferred	loss				loss	of deferred
	policy	expenses			Net	expenses	policy	Other	Net
	acquisition	future policy,	Unearned	Premium	investment	incurred,	acquisition	operating	premiums
	costs	benefits	premiums	revenue	income	benefits	costs	expenses	written
Preserver	$5,989	$47,304	$19,647	$35,196	$3,203	$20,046	$657	$14,683	$33,002
Mountain Valley	3,228	37,169	11,387	23,444	781	13,536	789	10,326	19,548
North East	3,923	9,150	11,539	22,821	914	11,183	94	9,294	22,544
Preserver Group	—	—	—	—	323	—	—	801	—
	$13,140	$93,623	$42,573	$81,461	$5,221	$44,765	$1,540	$35,104	$75,094

Preserver Group, Inc.

and Subsidiaries

Reinsurance

(Schedule IV)

(000’s omitted)

Year ended December 31, 2005	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percent of amount assumed to net
Written premiums:
General insurance	$88,537	$13,459	$16	$75,094.02%

Preserver Group, Inc.

and Subsidiaries

Consolidated Supplementary Property and Casualty

Insurance Information (Schedule VI)

(000’s omitted)

	Losses and loss adjustment expenses incurred related to		Paid losses and loss adjustment
December 31, 2005	Current year	Prior years	expenses
	$43,730	$1,035	$54,017